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Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

The Board of Directors and Shareholders
Forest Oil Corporation:

        We consent to the incorporation by reference in (i) the Registration Statement (No. 333-48440) on Form S-8 of Forest Oil Corporation—1992 Stock Option Plan of Forest Oil Corporation, (ii) the Registration Statement (No. 333-49376) on Form S-8 of Forest Oil Corporation—Forcenergy 1999 Stock Plan filed as Post Effective Amendment No. 1 to the Registration Statement of Forest Oil Corporation on Form S-4, (iii) the Registration Statements (Nos. 333-05497 and 333-89174) on Form S-8 of Forest Oil Corporation—Stock Incentive Plan, (iv) the Registration Statements (Nos. 333-81529 and 333-127873) on Form S-8 of Forest Oil Corporation—Employee Stock Purchase Plan, (v) the Registration Statements (Nos. 333-62408 and 333-108267) on Form S-8 of Forest Oil Corporation—2001 Stock Incentive Plan, (vi) the Registration Statement (No. 333-108271) on Form S-8 of Forest Oil Corporation—Employee Benefit Plan, (vii) the Registration Statement (No. 333-145726) on Form S-8 of Forest Oil Corporation—2007 Stock Incentive Plan, and (viii) the Registration Statement (No. 333-147129) on Form S-4, of our report dated March 13, 2006 with respect to the consolidated statements of operations, shareholders' equity, and cash flows for the year ended December 31, 2005 of Forest Oil Corporation and subsidiaries, which report appears in the December 31, 2007 annual report on Form 10-K of Forest Oil Corporation.

KPMG LLP

Denver, Colorado
February 27, 2008

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Consent of Independent Registered Public Accounting Firm